EXHIBIT 23 (c)

                      CONSENT OF BRIAN A. GIANTONIO, ESQ.


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                      CONSENT OF BRIAN A. GIANTONIO, ESQ.




To Whom It May Concern:

       As Counsel to the Registrant, I am familiar with the single premium indexed modified guaranteed annuity contract and its market value adjustment ("MVA") feature, marketed under the name "Phoenix Foundations Equity Index Annuity" and registered on Form S-1.

       In connection with this opinion, I have reviewed the Registration Statement and the provisions of federal income tax laws relevant to the issuance of these contracts with the MVA investment options.

       Based upon this review, I am of the opinion that each of the contracts, when issued with the MVA investment options will have been validly and legally issued.

       I hereby consent to the reference to my name under the caption "Experts" in the Prospectus contained in this Registration Statement on Form S-1 filed by PHL Variable Insurance Company with the Securities and Exchange Commission under the Securities Act of 1933.



                           Very truly yours,



                           /s/ Brian A. Giantonio
                           ----------------------
                           Brian A. Giantonio, Vice President and Counsel Phoenix Life Insurance Company



Dated: April 7, 2006